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                                                                    Exhibit 99.5

                        AMERISOURCE HEALTH CORPORATION

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                               FEBRUARY 9, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of AMERISOURCE HEALTH CORPORATION, a Delaware corporation, does hereby constitute and appoint R. David Yost and Teresa T. Ciccotelli, or any one of them, with full power to act alone and to designate substitutes, the true and lawful attorneys and proxies of the undersigned for and in the name and stead of the undersigned, to vote all shares of Common Stock of AMERISOURCE HEALTH CORPORATION, which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders to be held at The Desmond Great Valley Hotel and Conference Center, One Liberty Boulevard, Malvern, Pennsylvania 19355, on February 9, 1998 at 12:00 p.m., and at any and all adjournments and postponements thereof, as follows:

            (Continued, and to be marked, dated and signed, on the other side)
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The Board of Directors recommends a vote FOR Item 1.           Please Mark
                                                               your voted as
                                                               indicated in  [X]
                                                               this example


                                        FOR       AGAINST      ABSTAIN
Item 1. APPROVAL OF THE AGREEMENT AND   [  ]        [  ]         [  ]
        PLAN OF MERGER.


Item 2. OTHER MATTERS
        In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or at any adjournments thereof.


                THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ITEM 1 AND WILL GRANT DISCRETIONARY
                                    ---
                AUTHORITY PURSUANT TO ITEM 2.


                Note: Please date this proxy, sign your name exactly as it appears herein, and return promptly using the enclosed postage paid envelope. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.



Signature(s)                                             Date
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